EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Northstar Neuroscience, Inc. (the “Company”), that, to his knowledge, the Quarterly Report on Form 10-Q for the period ended March 31, 2009 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-Q. A signed original of this statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: May 13, 2009

/s/ John S. Bowers Jr.
John S. Bowers Jr.
President and Chief Executive Officer

/s/ Brian B. Dow
Brian B. Dow
Vice President of Finance, Chief Financial Officer, and Secretary